UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to Rule 14a-12
AQUILA, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing consists of materials distributed by Aquila, Inc. to its employees on August 9, 2007. The information contained in the materials relates to testimony filed by or on behalf of Great Plains Energy Incorporated with the Missouri Public Service Commission on August 8, 2007, in connection with Great Plains Energy’s proposed acquisition of Aquila. The materials include an employee letter from Rick Green, Aquila’s Chairman and Chief Executive Officer, and three attachments prepared by Great Plains Energy, including: (i) a media release issued by Great Plains Energy on August 9, 2007; (ii) an edited version of a presentation made by Great Plains Energy to certain Aquila executives and managers on August 7, 2007; and (iii) a “Frequently Asked Questions” sheet relating to Great Plains Energy’s updated regulatory filings.

August 9, 2007

Dear Fellow Employees:

Last April, Aquila, Black Hills and Great Plains Energy filed the necessary state regulatory applications pertinent to the proposed transactions. Among other things, these filings provided information regarding the anticipated customer, financial, organizational and community impacts and synergies that could be expected as well as other details and it was noted that our information in these filings would be updated as the companies worked on their transition plans.

In May, the Missouri Public Service Commission (MPSC) held meetings with Great Plains and Aquila to discuss their joint application in an effort to determine a procedural schedule. After the initial review of the application, the MPSC and its staff requested Great Plains to submit their updated synergy information related to the proposed merger with Aquila no later than August 8th.

Since May, our organizations have come together to identify the benefits of integrating the two companies. We have worked hard to understand how cost savings can be achieved, help Great Plains determine the appropriate organizational structure that will be needed to support the larger utility, and identify operating efficiencies that are viable from the combined operations.

Today, Great Plains filed updated testimony containing the synergy information requested by the MPSC. This is yet another milestone along the path to a successful merger. It is important for you to understand the information contained in this filing and how it relates to our business and you as Aquila employees. For this overview, I will focus on the synergies expected to be achieved by Great Plains and two key impacts of those synergies on our people and facilities using the attached Great Plains presentation as a reference.

Great Plains anticipates total synergies of approximately $643 million over the five-year period of 2008-2012. This number includes $274 million of corporate costs attributable to the Aquila properties being sold to Black Hills, $28 million of corporate retained costs and $36 million of interest savings net of debt re-acquisition costs. Costs to achieve these synergies (transaction and incremental transition costs) are estimated at $140 million.

For the combined Missouri utility company, Great Plains expects to achieve $305 million of total synergies. These synergies primarily come from four areas: $33 million from integration projects that reduce non-fuel operating and maintenance costs, $54 million from projects that reduce purchase power costs or increase revenue, $87 million from non-fuel operating and maintenance budget reductions, and $131 million from supply chain savings.

As you will see from Slide 6 of the Great Plains presentation that is attached to this email, the synergy number announced today is different than what Great Plains predicted when we announced the deal in February, as well as the synergy forecasts in the merger proxy statement filed with the SEC. Through the integration efforts of the transition teams, Great Plains now has a better understanding of potential synergies that can be derived from their merger with Aquila and in addition to Great Plains providing updated testimony to the MPSC on August 8th, the synergy estimates in the proxy statement will be updated when we file our next amendment with the SEC.

The updated testimony also provides Great Plains’ view of how the merger impact on Aquila employees will be minimized. As indicated by Slide 11, about 900 of Aquila’s approximately 1,250 Missouri employees are expected to have jobs with Great Plains at close, and Black Hills has indicated a desire to hire at least 100–150 of our corporate and central support employees. As a result, about 150–200 of our corporate and central support employees are at risk of being severed as part of the transactions.

As we have experienced through our past restructuring and utility sales processes, the number of severed employees is expected to be reduced as we move toward deal closure by natural attrition and retirements (currently estimated at about 50), giving more Aquila employees an opportunity for employment at Great Plains and Black Hills. All three companies have agreed that efforts will be made to reduce the amount of job uncertainty and loss, and to treat Aquila employees with dignity and respect throughout the transition process.

The companies are also working to refine the recruitment and selection process, which involves matching the interests, talents and skills of Aquila employees with the needs and opportunities at Great Plains and Black Hills so that informed decisions can be made by Aquila employees that are in line with their personal and professional goals. As Slide 16 depicts, we expect this process to be rolled out in waves so that our employees will have all of the information they need while allowing Aquila to maintain the ability to operate its business reliably and safely.

The last area I want to touch on pertains to facilities. As a part of the merger, Great Plains expects to achieve efficiencies through facility consolidations and relocations. As Slide 13 indicates, Great Plains plans to consolidate employees at its corporate headquarters located at 1201 Walnut in downtown Kansas City and sell the 20 West 9th building. Great Plains expects to use our Raytown facility as its primary call center, and use its current call center for back-up support. In the transmission and delivery area, Aquila’s Platte City and Liberty centers will be consolidated into Great Plains’ Northland facility, and Great Plains intends to consolidate Aquila’s Lees Summit and Blue Springs centers with its Dodson center at a new facility that will be built in a location to be determined. We must keep in mind that no changes will be made until the proposed transactions close and in the meantime all of our service centers are expected to remain open at their present locations.

As employees, serving our customers well and fostering good relationships with the communities where we work and live is the primary focal point for our efforts. We understand office closings and relocations create concern for not only our employees, but customers and communities as well. Our External Affairs, Communications and Operations personnel will be reaching out to make sure our communities and customers understand what to expect based on what Great Plains has proposed in order to minimize upset and to answer questions.

In addition to this letter, your supervisors will be having discussions with you to provide additional details and answer questions, and I encourage you to speak up if you have concerns. Should you have an interest, copies of the Great Plains testimony that was filed on August 8th is available on the MPSC's website (www.psc.mo.gov).

I am also attaching communication materials Great Plains has provided for your reference and to assist in discussions with your family and others.

Attached to this e-mail, you also will find:

•	A Great Plains media release,
•	The Great Plains presentation,
•	Frequently Asked Questions (FAQs) related to the Great Plains filing.

This is a lot of information to digest and as the transition teams continue their work, we will learn more about the benefits of these transactions. We will keep you informed of the progress. I continue to be impressed with the dedication Aquila employees have demonstrated through this uncertain time, and I thank you for your continued service. Your commitment to the day-to-day operations of our utility company, as well as the extra work put forth to ensure a successful transition is making a difference.

Sincerely,

Rick Green

Additional Information and Where to Find It

In connection with the merger of Aquila with a subsidiary of Great Plains Energy, Great Plains Energy filed with the SEC a registration statement on Form S-4 (Registration No. 333-142715), containing a preliminary joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to stockholders of Aquila and Great Plains Energy. INVESTORS AND SECURITY HOLDERS OF AQUILA AND GREAT PLAINS ENERGY ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE MERGER. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila (when they are available) by contacting Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in the proxy statement for Great Plains Energy's 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007. Information regarding the executive officers and directors of Aquila and their ownership of Aquila common stock is set forth in the proxy statement for Aquila's 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila, and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction.

Media:	Matt Tidwell
(816) 556-2069

Investor:	Todd Allen
(816) 556-2083

FOR IMMEDIATE RELEASE

Great Plains Energy Files Acquisition Approval Application with Missouri Public Service Commission

Increases Synergies Estimates For Merger with Aquila

Kansas City, Mo. – August 9, 2007 – Great Plains Energy Incorporated (NYSE: GXP) and its public utility subsidiary Kansas City Power & Light Company (“KCP&L”) announced in a filing yesterday with the Missouri Public Service Commission (“MPSC”) that its proposed acquisition of Aquila, Inc. (NYSE: ILA) is expected to deliver more synergies and lower costs to achieve than estimated in the original regulatory application. The filing is an update to testimony filed in connection with the April 4, 2007, MPSC acquisition approval application.

“This filing is a significant milestone along the path to deal closure,” said Mike Chesser, Chairman and CEO, Great Plains Energy. “It confirms our earlier analysis and demonstrates the value this acquisition brings to customers, communities, employees and shareholders.”

The company noted that it currently anticipates total synergies of approximately $643 million over the five-year period of 2008-2012. Costs to achieve these synergies (transaction and incremental transition costs) are currently estimated at $140 million.

Great Plains Energy expects to achieve $305 million of total utility non-fuel operating synergies over the five-year period of 2008-2012. Great Plains Energy and KCP&L propose that customers and shareholders equally share these synergies, offset by $45 million in transition costs.

The total synergies include an estimated $302 million of corporate costs, most of which are currently allocated to non-Missouri utility operations, including the properties proposed to be sold to Black Hills Corporation. The total synergies also include an estimated $36 million of interest expense savings, net of debt reacquisition costs.

“The savings resulting from this acquisition will be shared with all customers and help keep energy prices affordable. At the same time, we are planning investments that will improve reliability, customer service and environmental performance in all of the communities we will serve,” said Bill Downey, President and CEO of KCP&L.

Great Plains Energy noted that integration planning remains on track. The companies have formed a number of transition teams, which are planning for the operational and organizational integration of Aquila and KCP&L when the transaction is completed. As noted in its filing, Great Plains expects to achieve efficiencies through some facility consolidations and relocations, including the sale of Aquila’s 20 West Ninth St. building after the transaction closes.

Great Plains Energy and KCP&L expect to eliminate 355 Aquila positions, while retaining 900 positions to be filled from the approximately 1,250 Aquila Missouri employees. Aquila Missouri employees may also be hired by Black Hills Corporation in connection with its proposed acquisition of certain Aquila assets. Additionally, Aquila Missouri employees may also be retained to fill positions vacated through retirement and attrition.

Since April, the companies have made all of the necessary regulatory filings pertinent to the proposed transaction. In addition to the Missouri and Kansas regulatory filings noted earlier, on July 27, 2007, Great Plains Energy and Aquila filed notifications for antitrust clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. On May 25, 2007, the companies filed for approval of the merger from the U.S. Federal Energy Regulatory Commission (FERC).

On February 7, 2007, Great Plains Energy entered into definitive agreements with Aquila providing for the acquisition of Aquila by Great Plains Energy following the sale of certain Aquila assets to Black Hills Corporation. Under the terms of the Great Plains Energy/Aquila transaction, which was approved by the Boards of Directors of both companies, Great Plains Energy will acquire Aquila and its Missouri-based utilities, Missouri Public Service Company and St. Joseph Light & Power. The transaction is expected to close in the first quarter of 2008.

About Great Plains Energy

Great Plains Energy, headquartered in Kansas City, Mo., is the holding company for KCP&L, a leading regulated provider of electricity in the Midwest, and Strategic Energy, LLC, a competitive electricity supplier. The company's web site is Uwww.greatplainsenergy.com.

Information Concerning Forward-Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors, risks and uncertainties that could cause actual results to differ materially for the provided forward-looking information. These include: obtaining shareholder approvals required for the transactions; the timing of, and the conditions imposed by, regulatory approvals required for the transactions; satisfying the conditions to the closing of the transactions; Great Plains Energy successfully integrating the acquired Aquila businesses into its other operations, avoiding problems which may result in either company not operating as effectively and efficiently as expected; the timing and amount of cost-cutting synergies; unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from Great Plains Energy's expectations; the actual resulting credit ratings of Great Plains Energy or Aquila or their respective subsidiaries; the effects on the businesses of Great Plains Energy or Aquila resulting from uncertainty surrounding the transactions; the effect of future regulatory or legislative actions on Great Plains Energy or Aquila; and other economic, business, and/or competitive factors. Additional factors that may affect the future results of Great Plains Energy and Aquila are set forth in their most recent quarterly report on Form 10-Q or annual report on Form 10-K with the Securities and Exchange Commission ("SEC"), which are available at www.greatplainsenergy.com and www.aquila.com, respectively. Great Plains Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy filed with the SEC a registration statement on Form S-4 (Registration No. 333-142715), containing a preliminary joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila, Inc., with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in the proxy statement for Great Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007. Information regarding Aquila, Inc., directors and executive officers and their ownership of Aquila, Inc., common stock is set forth in the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila, and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction.

###

Committed to improving the total
living environment of the
communities we serve

August 8

MPSC Filing

Deal Value – Synergies

August 8, 2007

STRATEGIC INTENT:
• Increases Shareholder Value
• Improves Total Living Environment
Operational Excellence: Tier 1
Comprehensive Energy Plan
Winning Culture
Community Political Regulatory
Strategic Energy

•

-

•

•

Benefits of Creating the New Company

A strong regional utility that is
committed to:

- Improving the total living
environment

Providing superior service,
reliability and environmental
benefits and long-term low prices

Increased value for investors and more
opportunity for employees to be part of
a growing Tier 1 regional utility

Growth that delivers significant value
to all stakeholders

Teams have been working together, progressing on the
integration planning

Launch

Teams

Integration Planning and Preparation

Launch Key “Enabler” Activities

Design the Path to
Tier 1

Develop
common
understanding

Develop Integration
Plans & Materials

Prepare
‘Day 1’ Plans

Current

Status

Our agreement with MO
Regulators includes a
filing August 8

The MO filing details confirmation of synergies and
high-level Operating Assumptions

1.

Aquila and GPE working together closely to plan the
new operations

2.

Results confirm preliminary synergy focus areas and
amounts

3.

Synergies reflect implementation of best practices from
both companies

4.

The transition teams identified many new efficiencies
and more than originally anticipated:

Generation savings through increased efficiencies

Supply Chain

Customer Service and Delivery

5.

Facility moves are logical and engineered for
operational efficiencies and customer service

Aquila and GPE working closely on many teams

Jacobs, Anderson

Facilities

Tickles, Buchholz

IT

Ives, Armstrong

Finance & Accounting

VanDyne, Beyer

Comp & Benefits

Curry, Morton, Cheatum, Armstrong

Culture

Sedky, Uffelmann, Banning

HR

Harrod, Nguyen

Supply Chain

Deggendorf, Wilson, Ness, Danforth, Giles,
Williams

Community, Political,
Communication, Regulatory

Bryant, Odell

Energy Solutions

Alberts, Stark, Miller

Customer Service

Kurtz, Lutes

Transmission

Gilkey, Connell

Distribution

Kobayashi, Noblet

ERM

Rollison, Heidtbrink, Hedrick, Crawford

Generation

Lead(s) and Key Participants

Team

Representative List of Integration Planning Teams and Sub-teams

Five Year Cumulative Synergies ($mm)

As of 08/03/07

‘Regulated’
Operating
Synergies

‘Corporate’
Operational
savings - not
allocated to MO
utilities

Emissions Credits

Operational Synergies
(No differentiation
between ‘corporate’
and ‘regulated’)

Note:

All synergy calculations based on 2006 actual data

Emissions are not in current synergy total as Aquila is taking steps to capture emissions credit savings prior to deal close

The $302ml above includes corporate costs most of which are currently allocated to non-Missouri utility operations, including the
properties proposed to be sold to Black Hills Corporation.   The total synergies also include an estimated $36 million of interest expense savings, net of debt reacquisition costs.

Due diligence

(GPE Team)

02/07/07

Proxy filing

Current Total

(GPE & ILA)

500

452

643

Results reflect confirmation of initial synergies as well
as new opportunities

Interest

Synergies expected to be $755mm over 10-years with
customers capturing 80% of the value

Ten-year estimate of synergies

Total = $755mm

($mm)

Customers

KCP&L

Years 1-5

Years 6-10

Numbers may reflect rounding

Aquila
Providing Energy
For Better Living

Kansas City Power & Light
ENERGIZING LIFE

Both companies provide savings and efficiencies

Aquila call center automation to
provide greater operational
efficiency; enhanced customer
service and reduced write-offs

Computer-Telephony Integration:
immediate access to customer-
specific CIS information, shortening
time customers spend on the
phone.

Energy Assistance Agency
Interface: improves service quality
by automating energy assistance
application process.\

Customer Verification Interface:
streamlines customer verification
process.

KCP&L’s E-services offerings
will be available for combined
customer-base

Moves enrollments and
transactions online to increase
customer convenience.

Offers customers a choice and
decreases call center volumes
through online interface.

Services will include:

AccountLink

Energy Analyzer

Paperless billing

Energy Net

LG&E-KU 7.80%
BUG-LILCO 7.40%
FirstEnergy-GPU 5.70%
KCP&L-Aquila 5.40%
Dominion-CNG 4.90%
Exelon-PSEG 4.60%
OE-Centerior 4.20%
Puget-WE 4.00%
PE-Enova 3.70%
IE-SIGCORP 3.70%
Duke-Cinergy 3.60%
Nevada-SPP 3.40%
Union-CIPSCO 3.20%
AEP-CSW 3.20%
CP&L-FPC 3.10%
Delmarva-AE 3.10%
NSP-New Cent 3.10%
Unicom-PECO 2.80%
ConEd-O&R 1.20%
Ameren-IP 0.80%
PEPCO-Conectiv (1) 0.70%
PNM-TNP 0.60%
MidAm-PacifiCorp 0.20%

BUG-LILCO 21.50%
Duke-Cinergy 20.60%
LG&E-KU 20.10%
Exelon-PSEG 19.30%
FirstEnergy-GPU 14.10%
Dominion-CNG 14.10%
Puget-WE 12.90%
KCP&L-Aquila 11.30%
Nevada-SPP 10.00%
PE-Enova 9.60%
IE-SIGCORP 9.50%
Delmarva-AE 8.70%
NSP-New Cent 8.60%
AEP-CSW 8.50%
CP&L-FPC 7.20%
OE-Centerior 7.20%
Union-CIPSCO 6.70%
Unicom-PECO 5.10%
PEPCO-Conectiv (1) 4.00%
ConEd-O&R 3.60%
Ameren-IP 2.50%
PNM-TNP 1.80%
MidAm-PacifiCorp 0.40%

The combined synergy estimates are within the range of comparable deals

Announced Synergies as a % of Combined Total O&M

Announced Synergies as a % of Combined Non-Fuel O&M

Based on announced annual synergies in Year 3 compared to company data prior to close

Sources for other transactions include SEC filings and press releases

O&M from FERC Form 1 and 2 reported costs in calendar year prior to closing; all reporting utility entities

Source: RJ Rudden Associates

Four primary contributors to operating synergies of $305mm

Five-Year Cumulative Synergies ($mm)

Non-fuel operating &
maintenance reduction in
departmental budgets

Integration Projects
that reduce non-fuel
O&M

Supply
Chain

Projects that
reduce purchased
power or increase
revenue

While 355 positions will be reduced, our process and timing are designed  to minimize people impact as much as possible

Black Hills

(stated needs)

~100-150

Attrition, retirements,
open positions

~50

Bargaining

Unit

450

Aquila

Mgmt

804

Current Aquila: 1,254

Bargaining
Unit

450

Mgmt.

449

KCP&L: 899

Needs – post
synergies

Interest
inventory

Capabilities
Assessment

Recruitment/Selection Process

Illustrative

Severance

(depending on timing
and assumptions)

~100-150

At end of year one, an additional 899 positions will be added to
KCP&L/GPE

Supply

(871/245/1,116)

Delivery

(1,081/551/1,632)

Administrative
Services

(81/30/111)

Public Affairs

(25/6/31)

Regulatory
Affairs

(17/5/22)

Legal and Env.
Affairs

(20/6/26)

Plant Operations
(820/233/1,053)

Energy Resource
Management
(51/12/63)

Distribution
(684/327/1,011)

Customer Service
(143/116/259)

Transmission
Services
(107/49/156)

Energy Solutions
(25/5/30)

IT (122/54/176)

HR (37/10/47)

Supply Chain
(17/8/25)

Facilities
(27/12/39)

Finance and
Strategic Dev.

(90/55/145)

GPE & Corporate

Services

(23/1/24)

CFO (1/0/1)

Accounting
Services (58/39/97)

Financial Services
and Audit
(31/16/47)

End of Year 1 Utility
Operations

2,212 existing KCP&L

+ 899 incremental Aquila

=3,111 combined

CEO/ President, KCP&L

William H. Downey

(7 existing/0 incremental/7 combined)

*Includes Budgeting/Planning

Note: FTE counts include regular employees only – both part-time and full-time, excludes temps.

Note: This is a functional organization chart. It does not reflect relationships among legal entities

Legend:  (Existing/ Incremental/ Combined)

Facility moves and consolidation are designed to
enhance operational efficiencies and customer service

Negotiating on Downtown HQ
(proximity to downtown
redevelopment & ample room for
employees); 20W9 to be sold

Raytown as primary; 801
Charlotte as Call Center backup

Consolidation of Dodson, Lee’s
Summit and Blue Springs into
new facility

Platte City and Liberty Centers
will consolidate into Northland

801 serves primary T&D
organization & Emergency Ops.
Center

All current generating facilities
added to KCP&L fleet

HQ

Customer Service

T&D

Plant ops

Aquila

Providing Energy
For Better Living

GREAT PLAINS ENERGY

Next Steps

Path to Approval

HSR

TSA

Shareholder

Vote

8/8 MO/KS Filing

KCP&L Updates to
Synergy Analysis

Detail work papers
provided within 48
hours after filing

Oct. 12

Other MO
Parties
file
rebuttal
testimony

Oct. 1

KCP&L will
provide
organizational
structure

Nov. 13

All MO
parties file
rebuttal  &
cross-
rebuttal
testimony

Nov. 19

Settlement
Conference

Feb. 29
Target deal
close

Jan 11

Briefs

Dec 3-14

MO
Hearings

Employee recruitment/selection process being developed

GPE/Aquila Guiding principles

Treat employees and their
families with dignity and respect

Be admired in the communities
we serve for how we treat
employees in transition

Fill as many new and open GPE
and BHC positions with current
Aquila employees as possible

Minimize turn-downs, surprises
and confusion throughout the
recruitment / selection process

Keep all employees fully
engaged in order to maintain
superior customer service through
close of transaction

INPUT

Great Plains Energy

Black Hills

Strategic Goals

& Analysis

Organization

Structure

Required

Skills

Strategic Goals

& Analysis

Organization

Structure

Required

Skills

STS

Culture

Survey

CII Feedback

Aquila manager

input

DECISION-MAKING

WAVE 1

WAVE  2

WAVE  3

Safe Harbor Language

Information Concerning Forward-Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors, risks and uncertainties that could cause actual results to differ materially for the provided forward-looking information.  These include: obtaining shareholder approvals required for the transactions; the timing of, and the conditions imposed by, regulatory approvals required for the transactions; satisfying the conditions to the closing of the transactions; Great Plains Energy successfully integrating the acquired Aquila, Inc., businesses into its other operations, avoiding problems which may result in either company not operating as effectively and efficiently as expected; the timing and amount of cost-cutting synergies; unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from Great Plains Energy’s expectations; the actual resulting credit ratings of Great Plains
Energy or Aquila, Inc., or their respective subsidiaries; the effects on the businesses of Great Plains Energy or Aquila, Inc., resulting from uncertainty surrounding the transactions; the effect of future regulatory or legislative actions on Great Plains Energy or Aquila, Inc.; and other economic, business, and/or competitive factors. Additional factors that may affect the future results of Great Plains Energy are set forth in its most recent quarterly report on Form 10-Q or annual report on Form 10-K with the Securities and Exchange
Commission ("SEC"), which are available at www.greatplainsenergy.com.  Great Plains Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy filed with the SEC a registration statement on Form S-4 (Registration No. 333-142715), containing a preliminary joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains
Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED
TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY
BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS
ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila, Inc., with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and
security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth
Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great
Plains Energy and their ownership of Great Plains Energy common stock is set forth in the proxy statement for Great
Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007.  Information regarding Aquila, Inc., directors and executive officers and their ownership of Aquila, Inc., common stock is set forth in the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007.
Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great
Plains Energy, Aquila, and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction.

FINAL -- August 8, 2007 Missouri Public Service Commission Filing

FAQs

August 8, 2007 Filing

1.	Why did Great Plains Energy make the August 8, 2007 update filing with the Missouri Public Service Commission (MPSC)?

In April 2007, Aquila, Black Hills, KCP&L and Great Plains Energy made all necessary state regulatory filings related to the proposed transactions. The filings disclosed information to the state commissions regarding expected organizational, financial, customer and community impacts and benefits (synergies) pertinent to the proposed transactions. Within the original filing the companies also agreed to provide the MPSC with additional details regarding the expected synergies in August.

2.	Is there a deadline for the filing?

Yes, during discussions with the MPSC in May, Great Plains Energy and KCP&L were requested to provide the additional information pertaining to expected synergies no later than August 8, 2007.

3.	What is in the filing?

The filing contains updated synergies expected from the proposed Great Plains Energy/Aquila transaction. It also presents a high-level view of the organization including staffing expectations and plans for facilities.

4.	Do we plan to file in Kansas on August 8?

Yes, we will also be making a filing in Kansas on August 8th.

5.	Why didn’t Black Hills make a similar filing?

Since Black Hills is not acquiring any assets in Missouri, they are not subject to this request for information.

6.	What are the highlights of the MPSC filing?

We expect to achieve a total of approximately $305 million of utility non-fuel operating synergies over the five-year period of 2008-2012. These synergies primarily come from four areas: $33 million from integration projects that reduce non-fuel operating and maintenance costs, $54 million from projects that reduce purchase power costs or increase revenue, $87 million from non-fuel operating and maintenance budget reductions, and $131 million from supply chain savings. We currently anticipate total synergies of approximately $643 million over the five-year period of 2008-2012. Costs to achieve these synergies (transaction and incremental transition costs) are currently estimated at $140 million.

The total synergies include an estimated $302 million of corporate costs, most of which are currently allocated to non-Missouri utility operations, including the properties proposed to be sold to Black Hills Corporation. The total synergies also include an estimated $36 million of interest expense savings, net of debt reacquisition costs.

The estimated synergies announced today are different than what we originally estimated we announced the deal in February, as well as the synergy estimates in the current amended joint proxy statement/prospectus filed with the SEC. Through the integration efforts of the transition teams, we now have a better understanding of potential synergies that can be derived from the transaction. The synergies estimates in the joint proxy statement/prospectus will be updated when we file our next amendment with the SEC.

The April 2007 filing contained a proposal to share estimated synergies between shareholders and retail utility customers. In the August update, we proposed that customers and shareholders equally share the estimated $305 million of non-fuel operating synergies, offset by the $45 million in incremental transition costs, over five years.

Other items of note include:

Positions: The updated testimony also provides Great Plains Energy’s and KCP&L’s view of staffing levels for the companies once the transaction closes. Great Plains Energy and KCP&L expect to eliminate 355 Aquila positions, while retaining 900 positions to be filled from the approximately 1,250 Aquila Missouri employees. Aquila Missouri employees may also be hired by Black Hills Corporation in connection with its proposed acquisition of certain Aquila assets. Additionally, Aquila Missouri employees may also be retained to fill positions vacated through retirement and attrition.

The companies are also working to refine the recruitment and selection process, which involves matching the interests, talents and skills of Aquila employees with the needs and opportunities at Great Plains Energy and Black Hills.

Facilities: We expect to achieve efficiencies through facility consolidations and relocations, including the sale of the 20 West 9th building. We expect to use Aquila’s Raytown facility as its primary call center, and use its current call center for back-up support. In the transmission and delivery area, Aquila’s Platte City and Liberty centers will be consolidated into KCP&L’s Northland facility, and we expect to consolidate Aquila’s Lees Summit and Blue Springs centers with KCP&L’s Dodson center at new facility that will be built in a location to be determined. We must keep in mind that no changes will be made until the proposed transactions close and until then all of our service centers are expected to remain open at their present locations.

7.	Is the information in the filing a final view of synergies?

To prepare the filing, both Great Plains Energy and Aquila have scrutinized their financial and operational plans to make the best estimation of expected synergies, but the information could change as the companies continue integration planning.

8.	What was the process for calculating the synergies?

The transition goal is not to simply integrate the two companies’ operations, but to build a Tier 1 organization. To that end, each integration planning team analyzed related processes, facilities, positions and costs and then designed its part of the integrated organization from the ground up, developing budgets to support the plans.

Employees

9.	Will any KCP&L employees be eliminated in the GPE/Aquila transaction?

No.

10.	How does the company plan to operate after close with KCP&L’s three and Aquila’s two existing bargaining units?

To operate as one strong regional electric utility on Day 1, KCP&L intends to pursue negotiations that would result in the integration of the Aquila employees currently represented by IBEW 695 and 814 into KCP&L’s three existing bargaining units. Achieving this would allow the company to have more flexibility in aligning employees with customers’ needs and operationally integrating common work and safety rules for all employees.

However, in the event KCP&L is not successful in negotiating an appropriate integration result, it will consider alternative strategies that could include integration of certain Aquila functions and employees, and continuing to operate under the existing Aquila contracts for the remaining employees.

Facilities

11.	Where will KCP&L’s headquarters be located – and why?

The facilities team has visited and analyzed every facility in both companies. They determined that although the historic 20 West Ninth building that was beautifully restored by Aquila in the 1990s, it does not fit GPE’s needs.

The 1201 Walnut location will remain as KCP&L’s headquarters’ office. We are currently beginning negotiations for our 1201 Walnut lease and will include our new needs in the negotiation.

12.	What other facilities will be affected by the transaction?

Consolidation is planned where it makes sense, but plans are not yet final.

The 801 Call Center will relocate to Aquila’s Raytown facility bringing multiple benefits. The work environment is very conducive for call center operations in Raytown and the move will lower KCP&L’s exposure from having multiple facilities located in close proximity. For example, last winter’s chemical fire in the East Bottoms created the possibility of having to temporarily close KCP&L’s 1201 Walnut, 801 and F&M facilities. The move to the Raytown facility also will eliminate the possible multimillion dollar investment for expanded parking for 801 and provide employees with free on-site parking.

Other facilities-related changes include:

•	801 will become the Call Center backup site.
•	KCP&L will investigate consolidating the Lee’s Summit Service Center (SC)/garage, the Blue Springs SC and the Dodson SC into a brand new service center in the Lee’s Summit area.
•	Liberty SC and Platte SC will be consolidated in the Northland Service Center. At the same time, Platte City/Liberty trouble men will be added to provide better, 24/7 service in those areas.

Next Steps

13. What happens next in the acquisition process?

The next steps in the deal process are the Aquila and Great Plains Energy shareholder vote (expected to happen in September or October) and completion of regulatory approval processes.

14. What is the likelihood that the proxy vote will pass?

Both Great Plains Energy and Aquila are optimistic that shareholders will approve the transaction, because the sale will benefit companies’ current and future customers, communities, employees and shareholders.

15. What happens after the proxy votes?

The milestone events that will occur between the proxy votes and deal close are as follows:

In terms of integration planning and preparation, the teams are completing the third phase on the Integration Planning and Preparation diagram. More intense work is now beginning on building the Tier 1 organization, which will include numerous “enabler projects” and other key planning decisions.

Financial Impact

16.	Will this impact KCP&L’s 2007 financial results?

The filing does not impact its financial results. Great Plains Energy and KCP&L financial results currently include costs resulting from the integration planning efforts, however non-labor transition costs are excluded from core earnings.

Customers

17.	How will customers be notified of the transactions and expected synergies?

KCP&L and Aquila will interact with their respective customers until the transactions close. Each will work to keep customers informed.

Communities

18.	How will Aquila communities be notified of the transactions and expected synergies?

Aquila will remain the primary interface with communities in its service areas until the transactions close. Its state leaders and teams will continue to meet with local leaders to keep them informed of the deal progress and any impact/changes that may be pertinent to their areas.

Reason for Acquisition

19. What is the purpose of the GPE/Aquila transaction?

As stated in the February 7, 2007 announcement, the transaction will create a strong regional utility that is committed to improving the total living environment and providing superior service, reliability, environmental benefits and long-term low prices. It will provide increased value for investors and more opportunity for employees to be part of a growing Tier 1 regional utility, along with growth that delivers significant value to all stakeholders.

Definitions

20. What does “Tier 1” mean?

The term “Tier 1” is used to describe a company that is performing in the top quartile, as compared to its industry peers, in specific operational areas. Great Plains is developing a strategy for achieving Tier 1 performance in each functional area.

21.	What is “Day 1”?

The term “Day 1” is used to describe the day following the close of the transactions. At that point in time, the management and operating duties of running the Aquila businesses will be the responsibility of Great Plains and Black Hills for the properties acquired.

Questions

22.	Where can I get answers to my questions about this filing or other transition-related questions?

We have established an e-mail link on the transaction page of the intranet. You can also call Margie Paxton at 816-556-2136 or your supervisor as well. Questions are encouraged.

Information Concerning Forward-Looking Statements

Statements made in this document that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors, risks and uncertainties that could cause actual results to differ materially for the provided forward-looking information. These include: obtaining shareholder approvals required for the transactions; the timing of, and the conditions imposed by, regulatory approvals required for the transactions; satisfying the conditions to the closing of the transactions; Great Plains Energy successfully integrating the acquired Aquila businesses into its other operations, avoiding problems which may result in either company not operating as effectively and efficiently as expected; the timing and amount of cost-cutting synergies; unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from Great Plains Energy's expectations; the actual resulting credit ratings of Great Plains Energy or Aquila or their respective subsidiaries; the effects on the businesses of Great Plains Energy or Aquila resulting from uncertainty surrounding the transactions; the effect of future regulatory or legislative actions on Great Plains Energy or Aquila; and other economic, business, and/or competitive factors. Additional factors that may affect the future results of Great Plains Energy and Aquila are set forth in their most recent quarterly report on Form 10-Q or annual report on Form 10-K with the Securities and Exchange Commission ("SEC"), which are available at www.greatplainsenergy.com and www.aquila.com, respectively. Great Plains Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy filed with the SEC a registration statement on Form S-4 (Registration No. 333-142715), containing a preliminary joint proxy statement/prospectus and other relevant materials. The final joint proxy statement/prospectus will be mailed to the stockholders of Great Plains Energy and Aquila. INVESTORS AND SECURITY HOLDERS OF GREAT PLAINS ENERGY AND AQUILA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The registration statement and joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Great Plains Energy or Aquila, Inc., with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO 64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Participants in Proxy Solicitation

Great Plains Energy, Aquila, and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies relating to the proposed transaction. Information about the executive officers and directors of Great Plains Energy and their ownership of Great Plains Energy common stock is set forth in the proxy statement for Great Plains Energy’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2007. Information regarding Aquila, Inc., directors and executive officers and their ownership of Aquila, Inc., common stock is set forth in the proxy statement for Aquila’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 21, 2007. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Great Plains Energy, Aquila, and their respective executive officers and directors in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction.